UBS Asset Management- Americas Code of Ethics 4-C-003910 Internal

EX-28.p.8

UBS Asset Management–Americas Code of Ethics

OR Taxonomy: Corporate and Legal Entity Governance, Organizational Change Management and Supervision

Owner/Issuer: Head C&ORC AM Americas

Why do we have this policy?

The regulatory requirements of section 204A-1 of the investment Advisors Act and 17j-1 of the Investment Company Act require it.

Applicability

Location	United States
Legal Entity	UBS Asset Management (Americas), Inc. UBS Asset Management (US) Inc.
Business Division	Asset Management
Business Area / Function	Traditional Asset Classes : Equities, Multi-Asset & Currency, Fixed Income and Money Market
Roles	All

Summary of Key Requirements

This policy has the following key requirements:

•	It lays out a standard of business conduct that reflects the fiduciary obligations of supervised persons

•	Provisions that require all access persons to report, and compliance to review, personal security transactions and holdings periodically

•	Provisions requiring supervised persons to comply with U.S. federal securities law

Infringements of this policy may result in disciplinary action including dismissal.

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Table of Contents

Policy		4

1.	Introduction	4
1.1	Who is subject to the Code?	5
1.2	Interested Directors of a Fund	5
1.3	Independent Directors of a Fund	5

2.	Types of Accounts	6
2.1	Covered Accounts	6
2.2	Joint Accounts	6
2.3	Investment Clubs	6

3.	Establishing Covered Accounts	6
3.1	Employee Account Centralization	6
3.2	Discretionary Accounts	7

4.	Trading Restrictions	8
4.1	Definition of Security	8
4.2	Preclearance Requirements	8
4.3	UBS AG Securities, UBS Mutual Funds and UBS Savings and Investment Plans	9
4.4	Frequency	9
4.5	Holding Period	9
4.6	Lockout Period	10
4.6.1	General	10
4.7	Prohibited Transactions	10
4.8	Initial Public Offerings	11
4.9	Investment in Partnerships and Other Private Placements	11
4.10	Options	11
4.11	Futures	11

5.	Reporting and Certification Requirements	12
5.1	Reporting	12
5.2	Copying Central Compliance on Statements and Confirms	12
5.3	Quarterly Transactions Report for Covered Persons and Interested Directors	13
5.4	Quarterly Transactions Report for Independent Directors	13
5.5	Annual Certification for Covered Persons, Interested Directors and Independent Directors	13
5.6	External Directorships and Positions	13

6.	Administration and Enforcement	14
6.1	Review of Personal Trading Information	14
6.2	Annual Reports to Mutual Fund Boards of Directors and UBS Asset Management’s CEO	14
6.3	Sanctions and Remedies	14

Annex		15

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A.	Trade Request Form	15

B.	Request for Centralization Exemption	16

C.	Private Placement Request Form	17

D.	Employee Outside Activities/Employment Form	20

E.	Memorandum	22

F.	Consultants and Temporary Employees Reporting Requirements	23

G.	Transaction Requirement Matrix	24

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Policy

1.	Introduction

UBS Asset Management (“UBS AM”) has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS AM as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct.

UBS AM insists on a culture that promotes honesty and high ethical standards. This Code of Ethics (“Code”) is intended to assist Employees in meeting the high ethical standards UBS AM follows in conducting its business. The following general principles must govern your activities:

•	You have a fiduciary duty to place the interests of Clients first

•	You must avoid or appropriately manage and report any actual or potential conflict of interests

•	You must not take inappropriate advantage of your position at UBS AM

•	You must comply with all applicable laws, rules and regulations of the countries in which we operate.

If you violate the Code or its associated policies and procedures UBS AM may impose disciplinary action against you as more fully described in Section 6.3 below.

This Code is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients’ interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee’s legitimate employment.

The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clientsthat may arise due to personal investing activities. UBS AM also has established separate procedures designed to detect other conflicts of interest and prevent insider trading (“Insider Trading Policy and Procedures”; “Political Contributions and Activities” Policy and Procedures), which should be read together with this Code.

Personal investing activities of “Covered Persons” (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest(s), diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

a)	Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

b)	Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is “front running,”

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or knowingly engaging in a personal transaction ahead of an Advisory. This prohibition applies whether a Covered Person’s transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation or if you become aware of a violation, you should consult with your local Compliance & Operational Risk Control (“C&ORC”) representative immediately.

This Code applies to UBS AM and the registered investment companies for which UBS AM serves as investment manager, investment advisor and/or principal underwriter (“Funds”). The Code sets forth detailed policies and procedures that Covered Persons of UBS AM must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

1.1	Who is subject to the Code?

Covered Persons. For purposes of this Code, Covered Person is defined as:

•	each employee, officer and director of UBS AM, their spouses and members of their immediate families;

•	each employee, officer or director or their spouses and members of their immediate families of any UBS Group AG affiliate, who is domiciled on the premises of UBS AM for a period of 30 days or more; and

•	consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS AM’s technology and systems, and/or trading information in any form, unless they obtain a written exemption from the Central (Group) Compliance. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS AM’s trading information, will be subject to the reporting requirements as determined by their line manager and C&ORC (See Appendix F).

1.2	Interested Directors of a Fund

Directors of any Fund that is an Advisory Client of UBS Group AG (“Interested Directors”) are subject to the following sections of the Code, except if covered by “Independent Directors of a Fund” below (item 1.3):

Section 4.6 Lockout Period

Section 5.1 Initial Holdings Report and Certification

Section 5.2 Quarterly Transactions Report for Covered Persons and Interested Directors

Section 5.3 Annual Certification for Covered Persons, Interested Directors and Independent Directors

1.3	Independent Directors of a Fund

Directors of a Fund who are not affiliated with UBS AM (“Independent Directors”) as well as Interested Directors who do not have access to non-public information regarding the Portfolio Holdings of any fund advised by UBS AM or who are not involved in making securities recommendations or have access to such recommendations that are not public are subject only to the following sections of the Code:

Section 4.6 Lockout Period

Section 5.2 Quarterly Transactions Report for Independent Directors

Section 5.3 Annual Certification for Covered Persons, Interested Directors and Independent Directors

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2.	Types of Accounts

2.1	Covered Accounts

“Covered Account” includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, bank, or other financial services firm) in which a Covered Person has a beneficial interestor over which a Covered Person has investment discretion or other control or influence. Restrictions placed on transactions executed within a Covered Accountalso pertain to investments held outside of an account over which a Covered Person has physical control, such as a stock certificate.

2.2	Joint Accounts

Covered Persons are prohibited from entering into a joint account with any Advisory Client.

2.3	Investment Clubs

Covered persons are prohibited from participating in investment clubs.

3.	Establishing Covered Accounts

3.1	Employee Account Centralization

Generally, Covered Persons must maintain Covered Accounts only with UBS Wealth Management (WMA). Any exceptions to this rule must be approved in writing by the Central (Group) Complianceby submitting a form located on Affirmation Online (“AOL”) (See Appendix B for an example of the appropriate form). Covered Persons must obtain prior written approval from the Central (Group) Compliance to open a futures account.

Exceptions. The following Covered Accounts may be maintained away from WMA without obtaining prior approval.

•	Mutual Fund Only Accounts. Any account that permits a Covered Person only to buy and sell shares of open- end mutual funds for which UBS AM does not serve as investment adviser or subadviser and cannot be used to trade any other types of securities like stocks or closed-end funds.

•	401(k) Plans. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department. The UBS SIP plan or any successor UBS 401(k) plan is not an excepted account within this definition.

•	Investments in the Physical Control of a Covered Person. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

•	Covered Person accounts at another financial services firm that require the accounts to remain with that firm. These accounts must be disclosed and statements must be provided to Central (Group) Compliance. Ongoing reporting requirements may be required as well.

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•	Employee stock option plan or share scheme accounts where securities are not yet vested.

•	Estate accounts

•	Trusts on which you are the beneficiary

•	Custodial accounts for your children where you are not the custodian (i.e. your parents who are financially independent from you open a UTMA account with their grandchild(ren).

You must obtain approval to maintain the following Covered Accounts:

•	Investments Directly with Issuers (or their Transfer Agents). Covered Persons may participate in direct investment plans that allow the purchase of an issuer’s securities without the intermediation of a broker-dealer provided that timing of such purchases is determined by the plan (e.g., dividend reinvestment plans (“DRIPS”)). Such investments must be approved prior to the initial purchase of the issuer’s securities. Once approved, you are not required to pre-clear purchases or sales of shares in the plan, although transactions and holdings must be reported. However, if you withdraw the securities and hold a certificate or transfer them to a brokerage account, subsequent sales are subject to preclearance as well as the 30-day holding period.

Note: Covered Persons are required to report all Covered Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

3.2	Discretionary Accounts

Typically all investment and trading accounts, including managed, discretionary and commodity accounts for which the Covered Person is the account holder or joint account holder must be centralized at UBS WMA. Covered Persons may request an exception from Central (Group) Compliance to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person (“Discretionary Account”). Although Discretionary Accounts are exempt from the provisions of Section 4 (Trading Restrictions) of this Code, they are still Covered Accounts and must comply with all other provisions of this Code, including this Section 3 Establishing Covered Accounts) and Section 5 (Reporting and Certification Requirements). In order to obtain necessary approval to open a Discretionary Account, Covered Persons must provide the following to the Central (Group) Compliance.

•	E-mail the request to sh-affirmation-online@ubs.com. The request should include the reasons for your request, supporting documentation and any other information that will be useful for Central (Group) Compliance to make an informed decision. The subject line of your e-mail should read: EXCEPTION REQUEST.

•	A copy of the Investment Advisory Agreement and/or any other relevant documents that demonstrate that the fiduciary has full investment discretion; and

If approval is granted the employee will be required to submit

•	A copy of the signed Investment Advisory Agreement;

•	A signed attestation (See Appendix E) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-clear any related trades that result from the discussion. (Note: if no such discussions take place in advance of transactions, preclearance is not required).

The Central (Group) Compliance will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account’s trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

Subsection Title

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4.	Trading Restrictions

4.1	Definition of Security

In this Code, the term security means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including but not limited to any option, futures contract, shares of registered open-end investment companies (mutual funds) advised or sub-advised by UBS AM, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds) for which UBS AM does not serve as investment adviser or sub-adviser.

4.2	Preclearance Requirements

Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

•	Preclearance is performed electronically through the Group Trade Pre-clearance System – GTPS, (goto/gtps).

Each trade request requires approval by your Line Manager via e-mail prior to entering the trade(s) in GTPS. This e-mail must be forwarded to: SH-PAD-LM-Approval-Americas.

In the event the system is down, the process involves the following three steps:

•	Complete the Trade Request Form. Covered Persons must complete a Trade Request Form (See Appendix A and submit it to their local C&ORC representative before making a purchase, sale or transfer of a security, or exercising an option.

•	Wait for Approval. Their local the C&ORC representative will review the form and, as soon as practicable, determine whether to authorize the transaction.

•	Execute Before the Approval Expires. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

•	If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval in GTPS before your order (or the unfilled portion of your order) can be executed. You do NOT require another approval by your line manager UNLESS some aspect of your order has changed (i.e. quantity, security, etc…)

•	Exceptions. Covered Persons do not need to preclear the following types of transactions. Please see the “Transaction Requirement Matrix” in Appendix G for a summary of the preclearance requirements.

•	Open-End Investment Company Shares (Mutual Funds), including funds offered within a 529 College Savings Plan. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5. However, certain holding period requirements apply to open-end registered investment companies advised or sub-advised by UBS AM (see Section 4.3 herein).

•	Unit Investment Trusts (UITs). Purchases and sales of unit investment trusts do not require preclearance.

•	Exchange Traded Funds (ETFs). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

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•	Certain Corporate Actions. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

•	Rights. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

•	Third Party 401(k) Plans. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

•	Futures and Options on Currencies, Commodities and Broad Based Indices. A Covered Person is not required to preclear commodities, currencies and broad based indices.

•	Transactions in Discretionary Accounts. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

4.3	UBS AG Securities, UBS Mutual Funds and UBS Savings and Investment Plans

Pre-Clearance is required for all transactions by Covered Persons in UBS Securities and UBS Labeled Products, including UBS Mutual Fund and PACE Select Funds. Covered Persons who are deemed company insiders are subject to blackout periods. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities and UBS labeled products.

4.4	Frequency

In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (Note: This does not include repetitive transactions such as rolling futures contracts or broad based ETF’s).

4.5	Holding Period

If a Covered Person is required to pre-clear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:

•	buy a security or Related Investmentwithin 30 days after selling that security or Related Investment; or

•	sell a security or Related Investment within 30 days after purchasing that security or Related Investment. Please refer to the Transaction Requirement Matrix in Appendix G.

Exceptions

•	UITs although not subject to preclearance, must be held for at least 30 days.

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•	Shares of registered open-end investment companies advised or sub-advised by UBS AM must be held for at least 30 days.

•	If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Central (Group) Compliance.

•	If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.6	Lockout Period

4.6.1    General

Investment Personnelare prohibited from buying, selling or transferring any security if they know that the security, or Related Investment, was purchased or sold on behalf of an Advisory Client five days or less prior thereto or will be purchased or sold on behalf of an Advisory Client within five days therefrom. Personal trades in securities that are affected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized. Pre-clearance through GTPS should not be equated with pre-clearance of conflicts.

•	Covered Persons are prohibited from executing a securities transaction on a day during which any client or fund has a pending or executed “buy” or “sell” in the same security.

•	Trade Reversals. Even if a personal transaction is pre-cleared, such personal transaction is subject to being reversed after-the-fact. Furthermore, as indicated below, Central (Group) Compliance may require any violator to disgorge any profits or absorb any losses associated with the relevant security. In short, Covered Persons assume the risk (financial or otherwise) associated with any trade reversals regardless if they were pre-cleared to execute the trade.

•	Broad-based Securities Indices. A Covered Person’s knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

•	Closed-End Funds. Covered Persons, Interested Directors and Independent Directors are prohibited from buying, selling or transferring shares of any Closed-End Fund advised or sub-advised by UBS AM within two weeks before or after any regularly scheduled Board meeting. If a Board meeting is not considered a regularly scheduled meeting and notice of such meeting is provided within less than two weeks of the meeting date, the lockout period begins upon receipt of the notice and continues until two weeks after the meeting.

•	Individual exceptions may be granted on a case by case basis and must be approved by both Central (Group) Compliance and the Chief Compliance Officer (or his designee) at his/her discretion.

4.7	Prohibited Transactions

UBS AM views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

•	Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security.

•	Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

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•	Securities Issued by Suppliers & Vendors. Covered Persons who have information about or are directly involved in negotiating a contract with a supplier or vendor of UBS AM may not purchase securities issued by that supplier or vendor.

4.8	Initial Public Offerings

Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

4.9	Investment in Partnerships and Other Private Placements

Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior written approval from Central (Group) Compliance. Once approved, any additional capital investments (other than capital calls related to the initial approved investment) will require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form via AOL (see Appendix C).

4.10	Options

•	Call Options: A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

A Covered Person may sell (“write”) a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

•	- Put Options: A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

•	A Covered Person may not sell (“write”) a naked put on an individual security or ETF.

•	Options on Broad-Based Indices: Covered Persons may purchase or sell an option on a Broad-based Securities Index (“Index Option”) only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

Note: Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.

4.11	Futures

A Covered Person may purchase and sell exchange-traded futures and currency forwards.

Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section 4.3 above).

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Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5.	Reporting and Certification Requirements

5.1	Reporting

Covered Persons must disclose all reportable accounts and investments within 10 calendar days after becoming a Covered Person and gaining access to UBS AM systems. He/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Covered Persons will be required to review and update their holdings, securities account transactions and confirm they have read and understand the Code of Ethics quarterly and annually thereafter. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Initial holdings information must be current as of a date not more than 45 days prior to your hire date. Please note that you cannot conduct personal trades until you have completed all required disclosures within AOL.

Covered Persons are responsible for updating their information on the AOL system at the time any reportable Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. To review and update your disclosed accounts, please enter “goto/aol” in your web browser to access Affirmation Online and select “Covered Accounts’.

Exceptions: Covered Persons are not required to report holdings in:

•	U.S. Registered Open-End Mutual Funds that are not advised or sub-advised by UBS AM

•	U.S. Government Securities

•	Money Market Instruments

•	Accounts over which a Covered Person has no direct or indirect influence or control

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker- dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit. This information must be current as of a date not more than 45 days prior to the date the report was submitted.

5.2	Copying Central Compliance on Statements and Confirms

Central (Group) Compliance receives automatic feeds of trade confirmations and account statements from Wealth Management. However, for accounts maintained away from Centralization (WMA – See Section 3), Covered Persons must arrange for Central (Group) Compliance to receive directly from the executing broker- dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements. You may wish to engage in a transaction for which no confirmation can be delivered to Central (Group) Compliance (e.g., a transaction in a privately

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placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval from Central (Group) Compliance and will involve additional reporting requirements.

5.3	Quarterly Transactions Report for Covered Persons and Interested Directors

Within 30 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.- registered open-end mutual fund transactions for which UBS AM serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Central (Group) Compliance contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

5.4	Quarterly Transactions Report for Independent Directors

Independent Directors must file a Quarterly Transactions Report with the C&ORC only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director’s Covered Accounts that:

•	the security was purchased or sold by a Fund; or

•	a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.5	Annual Certification for Covered Persons, Interested Directors and Independent Directors

Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

5.6	External Directorships and Positions:

Covered Persons and certain other members of staff are required to disclose and obtain approval for certain outside directorships and other external positions. This Policy requires employees and others intending to accept any external directorship or other position covered by this Policy to disclose it to UBS and obtain approval prior to accepting the position.

A UBS Person may not accept an external directorship, participate in an outside business activity or have other external positions which might create a conflict of interest, give rise to an appearance of impropriety, carry the risk of misleading third parties with regard to UBS’s involvement in the activities to which the external directorship, outside business activity or other external positions relates or violates applicable law or regulation. (an example of the form: Appendix D). In addition, employees are required to notify Central (Group) Compliance and/or local C&ORC if any changes occur regarding the Directorship, Position or Outside Business Activity that may affect the approval granted by UBS AM.

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6.	Administration and Enforcement

6.1	Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by the Central (Group) Compliance, and all violations will be reported to the Chief Compliance Officer or his designee. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS AM, any party to which any investigation is referred by any of the foregoing, a Covered Person’s supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS AM is a member, and any state securities commission.

6.2	Annual Reports to Mutual Fund Boards of Directors and UBS Asset Management’s CEO

C&ORC will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Chief Compliance Officer will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS AM that:

•	describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

•	recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

•	certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons (generally defined under Rule 17j-1 under the 1940 Investment Company Act to include any director or office of a Fund or its investment adviser and any employee of a Fund’s investment adviser who, in connection with his or her regular functions or duties participates in selection of a Fund’s portfolio securities or who has access to information regarding a Fund’s future purchases or sales of portfolio securities) from violating the Code.

6.3	Sanctions and Remedies

If Central (Group) Compliance determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with C&ORC as well as senior management, impose sanctions and take other actions deemed appropriate, including oral reprimand, issuing a letter of education, suspending or limiting personal trading activities, imposing a fine or adjusting compensation, suspending, demoting or terminating employment, and/or informing the Securities and Exchange Commission and/or other applicable regulatory authorities if the situation warrants.

As part of any sanction, the Central (Group) Compliance and/or C&ORC may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

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Annex

A.	Trade Request Form

(please complete a trade request for each transaction)

I hereby request permission to: ☐ BUY    ☐ SELL    ☐ TRANSFER (check one)

The specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                                             Broker:

Name of Security:                                            Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I have read the current Code of Ethics and believe that the above transaction complies with its requirements. To the best of my knowledge,

(i)	no Advisory Client has purchased or sold the security listed above during the last five days;

(ii)	the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii)	the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

☐	This investment is being purchased or sold in a private placement (if so, please complete the “Private Placement Request Form”).

☐	The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company’s voting securities after the purchase.

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature:

Print Name:	Date Submitted:

Compliance Only

Reviewed by:

☐            Approved             ☐            Denied            Date:

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B.	Request for Centralization Exemption

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. Please be sure to attach any required documentation prior to submitting this form to the Compliance Department.

NOTE: Except for the limited exceptions noted in the UBS Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker1.

A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.	Name of Firm(s):

2.	Title2 of Account(s):

3.	Type of Account(s):

4.	Account Number(s)3

5.	Exceptions may only be granted in limited circumstances. Please check those that apply:

•	A Covered Person is employed by another NYSE/NASD/NFA member firm.

•	A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

•	The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely removed from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

•	Other (please explain):

6.	A copy of the account(s) statement is attached to this memo. • Yes • No Account Not Open Yet ( if the account exists but no statement is attached, please attach additional documentation that explains why).

7.	Any other outside pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved.

Employee Signature:

Print Name:                                               Date Submitted:

Compliance Only

Reviewed by:

Date:

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C.	Private Placement Request Form

As provided in section 4.9 of the UBS Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any partnership or private placement until he/she receives written permission from the Compliance Department. Oral discussions do not constitute approval under any Circumstances.

Private Financial Investments Disclosure Form

Employee Name (Print):

Please select your investment type:

        Investment Fund (Complete sections 1 & 2)

        Private Business (Complete section 1 only)

I.	To Be Completed for all Private Investments

1.	Legal Name of the Organization / Fund Manager

2.	Describe the nature of the Organization or the strategy of the Fund

3.	Is this a new investment request? (as opposed to a disclosure of a past investment)

        YES        NO

4.	Is there a lock-up period with this investment?

        YES        NO

If yes, please give details

5.	Nature of Participation (e.g., Stockholder, Partner, or Other)?

6.	Will you be required to have an External Directorship or Position in the Organization/Fund?

        YES        NO

7.	Will you participate in the management of the Organization/Fund or consulted about its investments?

8.	Will this investment require you to open/maintain/make decisions on a brokerage account?

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9.	Provide Investment Amount.

10.	Provide Number of Shares/Number of Units (if applicable)

11.	What will your total percentage of ownership be in the Organization/Fund?

12.	Will you receive statements and/or communications regarding the investment? If yes, how frequently?

13.	How did you hear about this investment opportunity?

14.	Do you have a business relationship with the Organization / Fund? (i.e., Do you service their account, advise them through your role at UBS or does a close personal relation or associate work there?)

        YES        NO

15.	If yes, are you receiving any preferential terms that are not available to the general public?

16.	Are you aware of any other connections between the Organization/Fund and UBS?

        YES        NO

16a.	If yes, give details:

17.	Have you recommended this investment to others or are you aware of any UBS clients for whom this could be an appropriate investment?

        YES        NO

17a.	If yes, give details of who:

18.	Will you be pooling funds with any clients for this investment?

        YES        NO

19.	If applicable, do any of your clients own this investment?

        YES        NO

II.	Investment Fund

1.	Type of Investment Fund

2.	Full Legal Name of Fund

ATTESTATION

By submitting this request I attest the accuracy and completeness of this request. Employee Sign Here:                                Date

MANAGEMENT APPROVER Sign Here                                    Date

Print Here

Published: 21 July 2016	Page 18 of 24

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MANAGEMENT APPROVER Sign Here                                    Date

Print Here

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D.	Employee Outside Activities/Employment Form

E ORGANIZATION DETAILS

1.	Business Name :

1a.	Description of the Business:

2.	Address (Street) :

Town/City:

Country:

ZIP Code:

Web Site( If Applicable):

3.	Describe your role with the organization :

4.	Are you performing this activity at UBS’s request YES NO

5.	Start Date (mm/dd/yyyy)

6.	Finish Date (if known)(mm/dd/yyyy)

7.	Is the Activity/Business Publicly Traded¬¬¬¬¬¬ Privately Held¬¬¬¬¬ Non Profit¬¬¬¬

8.	Compensation to be received annually?

9.	How many business hours per month do you expect to devote to the outside activity?

10.	Do you expect to acquire any material non-public information relating to a publicly traded company (i.e., a private company may provide critical services to a publicly traded company)? YES NO

11.	Will the Activity/Business involve securities trading, investment, or advice? YES NO

12.	Does UBS Asset Management Americas have any actual or potential dealings with the Activity/Business? YES NO

13.	Are you aware of any potential or actual conflicts of interest for UBS Asset Management Americas regarding this Activity/Business? YES NO

14.	Are you aware of this entity being engaged in any illegal activity? YES NO

14a.	Please explain (If yes to any question from 10 to 14)

Note: Outside Activities must not be conducted on UBS Asset Management premises. UBS Asset Management stationery, equipment, and marketing materials must not be used in connection with any Outside Activity and UBS Asset Management clients must not be involved in the Outside Activity

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ATTESTATION

By submitting this request I attest the accuracy and completeness of this request.

Employee Name (print)

Employee Sign Here:                                                      Date

MANAGEMENT APPROVER Sign Here                                                     Date

Print Here

MANAGEMENT APPROVER Sign Here                                                     Date

Print Here

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E.	Memorandum

Date:

To:

Cc:

From:

Re:

Investment information:

This memo outlines the agreed process for advisory accounts with has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and                                 relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate forms and Quarterly and Annual Certifications.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing below.

UBS Asset Management Employee Signature:

Signature:

Date:

Independent Investment Advisor Signature:

Signature:

Date:

Compliance Only

Signature:                                                                               Date:

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F.	Consultants and Temporary Employees Reporting Requirements

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS AM’s trading information are subject to the following sections of the Code:

Conflicts of Interest

Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients’ and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBSAM. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

Section 2	Report Covered Accounts to Compliance

Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 1	Copy the Compliance Department on Trade Confirmations

Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 4	Trading Restrictions

Consultants and temporary employees are required to pre-clear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

Section 5	Reporting and Certification Requirements

Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

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G.	Transaction Requirement Matrix

The following chart contains many of the common investment instruments, though it is not all-inclusive. Please refer to the Code of Ethics for additional information.

TRANSACTION	PRECLEARANCE REQUIRED?	REPORTING/HOLDING REQUIRED?
Mutual Funds
Mutual Funds (Open-End) not advised or Subadvised by UBS AM	No	No
Mutual Funds (Closed-End)	Yes	Yes
Mutual Funds advised or subadvised by UBS AM	Yes	Yes
Unit Investment Trusts	No	Yes
Variable & Fixed Annuities	No	No

Equities
UBS Stock	Yes	Yes
Common Stocks	Yes	Yes
ADRs	Yes	Yes
DRIPS	No	Yes
Stock Splits	No	Yes/N/A
Rights	No	Yes
Stock Dividend	No	Yes/N/A
Warrants (exercised)	Yes	Yes
Preferred Stock	Yes	Yes
IPOs	Prohibited	Prohibited
Naked Shorts against a client position	Prohibited	Prohibited

Options (Stock)
UBS (stock options)	Yes	Yes
Common Stocks	Yes	Yes
Exchange Traded Funds	Yes	Yes

Fixed Income
US Treasury	No	No
CDsNo Money Market	No No	No No
GNMA	No	No
Fannie Maes Freddie Macs	Yes Yes	Yes Yes

Bonds
US Government	No	No
Corporate	Yes	Yes
Convertibles (converted) Municipal	Yes Yes	Yes Yes

Private Placements	Yes	Yes
Limited Partnerships	Yes	Yes
Exchange-Traded Funds
Broad based ETFs1	No	No
Industry or Sector Specific ETFs All other Exchange Traded Funds	Yes Yes	Yes Yes

Published: 21 July 2016	Page 24 of 24